Exhibit 99.1

           Access National Assets Rise 13% in First Quarter


    RESTON, Va.--(BUSINESS WIRE)--April 20, 2007--Access National Corporation (NASDAQ: ANCX), holding company for Access National Bank, reported total assets increased 13% to $667 million and total deposits increased to $461 million. Total loans increased 19% to $458 million compared to the first quarter of the prior year. Mortgage loan originations increased 60% in 2007 to $310 million, up from $193 million for the first quarter of 2006. Net interest income for the quarter increased 23.4% over 2006, as a result of continued loan growth.

    First quarter consolidated net income totaled $1.3 million, compared to $1.6 million in 2006. The decrease in earnings is due to a $913 thousand increase in the provision for potential loan losses at the Bank's mortgage subsidiary. The commercial banking segment contributed $1.8 million towards the first quarter 2007 consolidated earnings, an increase of 17% over the $1.5 million contributed by the segment in the same period of 2006. As a result of the loss provision, the mortgage banking segment posted a loss of $331 thousand for the first quarter of 2007 compared to segment net income of $329 thousand in the same period of 2006.

    Basic earnings per share were $.11 on average shares of 11,954,863 compared to $.20 on average shares of 8,018,133 for the same period in 2006; diluted earnings per share were $.11 on average shares of 12,255,330 compared to $.17 on average shares of 9,658,239. The increase in average shares is due primarily to the issuance of 2.3 million shares in connection with a public stock offering that concluded in August 2006.

    Return on trailing twelve months average assets was 1.18% in 2007, compared to 1.32% in 2006. Return on trailing twelve months average equity was 13.93% in 2007 compared to 21.57% in 2006. Trailing twelve months average shareholders' equity totaled $52.4 million in 2007 compared to $30.1 million in 2006.

    Non-interest expense totaled approximately $11.0 million compared to $7.6 million for the same period in 2006, due to increased employment and other operating expenses.

    A summary of the operating performance and financial condition for the reporting period is attached.

    Access National Corporation is the parent company of Access National Bank, an independent nationally chartered bank. The Bank, established in December, 1999, serves the business community in the greater DC Metropolitan area. Its wholly owned subsidiary, Access National Mortgage Corporation, provides residential mortgage loans to bank clients and consumers in the same area and other select markets. Additional information is available on our website at www.AccessNationalBank.com. The shares of Access National Corporation are traded on the NASDAQ National Market under the symbol "ANCX".

    This press release contains "forward-looking statements" within the meaning of the federal securities laws. These statements may be identified as "may", "could", "expect", "believe", anticipate", "intend", "plan" or variations thereof. These forward-looking statements may contain information related to those matters such as the Company's intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company's operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to the Company's Annual Report on Form 10-K and other SEC files.

                     Access National Corporation
                       Selected Financial Data
                (In Thousands, Except for Share Data)

                                        March 31     March 31  Percent
                                          2007         2006    Change
Period end balances
Assets                                $   667,204  $  592,478      13%
Loans held for investment                 457,665     383,607      19%
Loans held for sale                        66,899      70,635      -5%
Investment Securities (at fair value)      93,593     110,243     -15%
Earning assets                            643,391     569,409      13%
Deposits                                  460,687     423,112       9%
Shareholders' equity                       64,308      33,045      95%
Mortgage loan originations                309,762     192,843    60.6%
Quarterly averages
   Securities                             104,661      98,355     6.4%
   Loans held for investment              445,512     374,304    19.0%
   Earning assets                         628,222     523,709    20.0%
   Assets                                 647,080     544,073    18.9%
   Interest bearing deposits              352,973     339,576     3.9%
   Deposits                               416,567     399,878     4.2%
   Repurchase agreements                    6,231       1,592   291.4%
   Commercial paper                        18,920      11,768    60.8%
   FHLB borrowings                        125,076      83,601    49.6%
   Shareholders' equity                    64,709      32,441    99.5%
Averages (TTM)
   Securities                             107,337      75,558    42.1%
   Average loans held for investment      417,834     384,245       9%
   Average earning assets                 599,738     470,937      27%
   Average assets                         619,807     490,790      26%
   Interest bearing deposits              365,645     294,707      24%
   Deposits                               432,072     360,539      20%
   Repurchase agreements                    5,786         800     623%
   Commercial paper                        19,326       9,254     109%
   FHLB borrowings                         94,931      75,276      26%
   Average shareholders' equity            52,382      30,074      74%
Earnings
Net income (YTD)                            1,326       1,623     -18%
Net income (TTM)                            7,295       6,485      12%
Banking segment - income before taxes       2,748       2,336      18%
Mortgage segment - income before taxes       (539)        536    -201%
Other segments - income before taxes
 (1)                                         (251)       (160)     57%
Consolidated - income before taxes          1,959       2,460     -20%
Common shares outstanding              12,020,587   8,100,724    48.4%
Book value                            $      5.36  $     4.08      31%
   Basic EPS                          $      0.11  $     0.20     -45%
   Diluted EPS                        $      0.11  $     0.17     -35%
Average outstanding shares
   Basic                               11,954,863   8,018,133    49.1%
   Diluted                             12,255,330   9,658,239    26.9%
Return on average assets                     0.82%       1.19%  -31.3%
Return on average equity                     8.20%      20.01%  -59.0%
Return on average assets (TTM)               1.18%       1.32%    -11%
Return on average equity (TTM)              13.93%      21.57%    -35%
Net Interest Margin - annualized             3.22%       3.13%    2.9%
Efficiency ratio - bank only                47.27%      49.28%   -4.1%
Efficiency ratio - consolidated             82.98%      74.60%   11.2%
Asset quality
Allowance for loan losses                   5,746       5,339       8%
Allowance for loan losses/loans held
 for investment                              1.26%       1.39%   -9.8%
Non-performing assets                         530       1,212     -56%
Non-performing assets/loans held for
 investment                                  0.12%       0.32%    -63%
Net charge-offs to average loans (YTD)       0.00%       0.00%    0.0%

(1)Access National Corp. & Access Real Estate LLC
(TTM - Trailing Twelve Months)


                     Access National Corporation
                      Consolidated Balance Sheet

                                               March 31    December 31
                                                 2007         2006
                                             ------------ ------------
(In Thousands)                                (unaudited)
-------------------------------------------- ------------ ------------

ASSETS

  Cash and due from banks                         $9,511      $11,974

  Interest bearing balances                       24,670       15,391

  Securities available for sale, at fair
   value                                          93,593      105,163

  Loans held for sale                             66,899       65,320

  Loans held for investment net of allowance
   for loan losses of $5,746 and $5,452
   respectively                                  451,919      428,142

  Premises, Equipment and Land                     9,842        9,598

  Other assets                                    10,770        9,194

                                             ------------ ------------
    Total assets                                $667,204     $644,782
                                             ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
  Non-interest bearing deposits                  $91,537      $79,223

  Savings and interest bearing deposits          114,282      120,309

  Time Deposits                                  254,868      239,400
                                             ------------ ------------

    Total deposits                               460,687      438,932

  Short-term borrowings                           82,909       84,951

  Long-term borrowings                            44,435       42,572

  Subordinated debentures                         10,311       10,311

  Other liabilities and accrued expenses           4,555        5,721

                                             ------------ ------------
    Total Liabilities                            602,896      582,487
                                             ------------ ------------

SHAREHOLDERS' EQUITY
  Common stock $0.835 par value; 60,000,000
   authorized; issued and outstanding,
   12,020,587 and 11,816,929 shares
   respectively                                   10,037        9,867

  Surplus                                         29,797       29,316

  Retained earnings                               24,846       23,641

  Accumulated other comprehensive income
   (loss)                                           (372)        (529)

                                             ------------ ------------
    Total shareholders' equity                    64,308       62,295
                                             ------------ ------------

                                             ------------ ------------
    Total liabilities and shareholders'
     equity                                     $667,204     $644,782
                                             ============ ============

                     Access National Corporation
                 Consolidated Statement of Operations

                                         Three Months    Three Months
                                        Ended 03/31/07  Ended 03/31/06
(In Thousands Except for Share Data)     (unaudited)     (unaudited)
-------------------------------------- --------------- ---------------

INTEREST INCOME
  Interest and fees on loans            $       9,822   $       7,495

  Interest on federal funds sold &
   bank balances                                  188              99

  Interest on securities                        1,163           1,051
                                       --------------- ---------------
    Total interest income                      11,173           8,645

INTEREST EXPENSE
  Interest on deposits                          4,008           3,299

  Interest on other borrowings                  2,109           1,249
                                       --------------- ---------------
    Total interest expense                      6,117           4,548
                                       --------------- ---------------
    Net interest income                         5,056           4,097

Provision for loan losses                         291             124
                                       --------------- ---------------
Net interest income after provision
 for loan losses                                4,765           3,973

NON-INTEREST INCOME
  Service charges and fees                        102              74

  Gain on sale of loans                         5,575           4,678

  Other Income                                  2,484           1,342
                                       --------------- ---------------
    Total non-interest income                   8,161           6,094

NON-INTEREST EXPENSE
  Salaries and benefits                         5,819           4,706

  Occupancy and equipment                         613             518

  Other operating expense                       4,535           2,383
                                       --------------- ---------------
    Total non-interest expense                 10,967           7,607
                                       --------------- ---------------
Income before income tax                        1,959           2,460

Income tax expense                                633             837
                                       --------------- ---------------
NET INCOME                                      1,326           1,623
                                       =============== ===============

Earnings per common share:
Basic                                   $        0.11   $        0.20
                                       =============== ===============
Diluted                                 $        0.11   $        0.17
                                       =============== ===============

Average outstanding shares:
Basic                                      11,954,863       8,018,133
Diluted                                    12,255,330       9,658,239


    CONTACT: Access National Corporation
             Michael Clarke, 703-871-2100